Exhibit 99.1

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


          The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of ES&L Bancorp, Inc. at December 31, 2002 and agree that this filing is filed on behalf of each of them.


     February 14, 2003       Valicenti Advisory Services, Inc.

                              /s/ Vincent R. Valicenti
                              -------------------------------
                              Vincent R. Valicenti, President

     February 14, 2003        /s/ Vincent R. Valicenti
                              -------------------------------
                              Vincent R. Valicenti